Exhibit 99.1

VeriSign Reports Second Quarter 2004 Results

MOUNTAIN VIEW, CA – July 22, 2004 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the second quarter ended June 30, 2004.

VeriSign reported revenue of $256 million for the second quarter of 2004. The results for the second quarter include a partial quarter of contribution from the acquisition of Jamba!, which closed on June 3, 2004. Revenue for the second quarter of 2004, excluding Jamba!, would have been $243 million. On a GAAP basis, VeriSign reported net income of $22 million for the second quarter and earnings per share of $0.09 per fully-diluted share.

“Our second quarter results clearly benefited from continued worldwide momentum in Internet, e-commerce and wireless communications activity allowing us to achieve solid organic growth on a sequential basis,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “With an exciting new wireless data platform now in the fold and with a greatly expanded services portfolio in our security and communications businesses, we remain focused on serving the intelligent infrastructure needs of enterprises, merchants and carriers on a global basis.”

On a non-GAAP, after tax basis, using a 30% effective tax rate on non-GAAP pre-tax income of $55 million, earnings per share for the second quarter was $0.15 per fully-diluted share. Excluding Jamba!’s results, non-GAAP earnings per share would have been $0.15. These non-GAAP results exclude the following items, which are included under GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“Our second quarter results reflect organic revenue growth of over 6% sequentially, leading to increased operating income and healthy operating cash flow of $98 million for the quarter,” said Dana Evan, Chief Financial Officer of VeriSign. “This strong operating performance gives us increasing confidence in our outlook for the second half of the year.”

During the quarter, VeriSign Security Services (VSS) extended its Intelligence and Control Service offering with the addition of its Email Security Service, which will help businesses of all sizes combat the threat of spam and email-borne viruses. VSS also introduced its Anti-Phishing Service, which is designed to protect enterprises from the increasingly prevalent fraud attack known as phishing through a solution that helps prevent, detect and respond to attacks, mitigating and eliminating identity theft and email fraud attempts. Also during the quarter, VeriSign acquired the remaining 49% interest in VeriSign Australia for approximately 250,000 shares of common stock making it a wholly-owned subsidiary of the company.

The most notable business development within VeriSign Communications Services (VCS) during the second quarter was the acquisition of Jamba!, a leading provider of wireless content services in Europe. The addition of Jamba!’s capabilities to VeriSign’s existing communication services platforms is expected to enable the company to offer carriers a comprehensive wireless data utility that covers all aspects of the mobile content value chain. Also during the quarter, VCS announced the introduction of MSO-IP ConnectTM, a new service that provides cable operators (MSOs) and VoIP carriers with end-to-end voice over IP routing

Additional Financial Information

•	VeriSign ended the quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $629 million. The decrease of $93 million from March 31, 2004 was primarily attributable to the Jamba! acquisition, which included a cash payment of $178 million.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue, was 40 days for Q2 up from 36 days for the first quarter. This increase in net DSO is primarily related to the Jamba! acquisition.

•	Deferred revenue on the balance sheet was $392 million as of June 30, 2004, up $24 million or 7% over last quarter. Included in the deferred revenue balance for Q2 was approximately $2.6 million related to the previously announced acquisition of EuroTrust, which closed on April 2, 2004 and approximately $1.8 million related to the Jamba! acquisition.

•	Cash flow from operations was $98 million for the second quarter.

•	Capital expenditures for the second quarter of 2004 were approximately $20 million, up from $15 million in the first quarter of 2004.

Internet Services Group

•	The Internet Services Group – which includes VeriSign’s Security, Payments, and Naming and Directory (NDS) Services – delivered $139 million of revenue in the second quarter of 2004.

•	VeriSign’s Web site certificate business issued approximately 105,000 new and renewed certificates in Q2 ending the quarter with a base of more than 430,000 certificates, up from 414,000 at the end of Q1.

•	VeriSign’s Payments business ended the second quarter with approximately 112,000 merchants under management, an increase of approximately 5,000 merchants over the first quarter of 2004. Further, the business processed approximately 101 million individual transactions with an aggregate value of $8.5 billion during the quarter.

•	VeriSign’s NDS business ended the second quarter with 34.0 million active domain names in .com and .net, a net increase of approximately 1.7 million names, or 5%, from Q1.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent connectivity, database, billing and network monitoring services to telecommunications carriers – delivered core revenue of $104 million in the second quarter of 2004, with Jamba! contributing an additional $13 million in revenue, bringing total VCS revenue for Q2 to $117 million.

•	VeriSign’s Communications Services Group ended Q2 with a base of approximately 6.3 million wireless billing customer subscribers up from a Q1 base of 6.0 million.

•	The VCS business supported 12.2 billion database queries in the quarter up from 10.1 billion queries for Q1.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 3:00 pm (PT) to review the second quarter results. The call will be accessible by direct dial at (800) 967-7134. A listen-only live webcast of the earnings call will also be available on the company’s website at www.verisign.com under the Investor Relations tab and at www.streetevents.com. A replay of the teleconference will be available by calling (888) 203-1112 (passcode: 532703) beginning at 6:00 pm (PT) today and will run through July 29th. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN) delivers intelligent infrastructure services that make the Internet and telecommunications networks more reliable and secure. Every day VeriSign helps thousands of businesses and millions of consumers conduct commerce and communications with confidence. Additional news and information about the company is available at www.verisign.com.

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues, the risk that the VeriSign and Jamba! businesses as well as other businesses will not be integrated successfully and unanticipated costs of such integration, and the loss of revenues due to VeriSign’s disposition of its Network Solutions domain name registrar business. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2004	December 31, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$326,272	$393,787
Short-term investments	247,513	329,899
Accounts receivable, net	147,946	100,120
Prepaid expenses and other current assets	63,683	45,935
Deferred tax assets	11,483	10,666

Total current assets	796,897	880,407

Property and equipment, net	504,657	520,219
Goodwill	727,871	401,371
Other intangible assets, net	289,496	216,665
Cash subject to restriction	55,169	18,371
Long-term investments	11,401	21,749
Other assets, net	43,596	41,435

Total long-term assets	1,632,190	1,219,810

Total assets	$2,429,087	$2,100,217

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$303,789	$290,587
Accrued merger costs	6,482	805
Accrued restructuring costs	12,747	18,331
Deferred revenue	290,793	245,483

Total current liabilities	613,811	555,206

Long-term deferred revenue	101,216	93,311
Long-term restructuring	19,998	30,240
Other long-term liabilities	7,919	8,978
Deferred tax liability	26,532	—

Total long-term liabilities	155,665	132,529

Total liabilities	769,476	687,735

Minority interest in subsidiaries	31,937	28,829
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $.001 per share Authorized shares: 5,000,000 Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share Authorized shares: 1,000,000,000
Issued and outstanding shares: 254,082,202 and 241,979,274 (excluding 1,716,918 and 1,690,000 shares held in treasury at June 30, 2004 and December 31, 2003)	253	242
Additional paid-in capital	23,345,840	23,128,095
Unearned compensation	(3,621)	(2,628)
Accumulated deficit	(21,709,039)	(21,740,054)
Accumulated other comprehensive loss	(5,759)	(2,002)

Total stockholders’ equity	1,627,674	1,383,653

Total liabilities and stockholders’ equity	$2,429,087	$2,100,217

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$256,045	$265,299	$485,158	$535,057

Costs and expenses:

Cost of revenues	102,235	115,589	193,717	231,418
Sales and marketing	46,847	50,515	87,017	103,077
Research and development	15,253	13,253	31,960	27,030
General and administrative	38,595	42,255	73,834	89,120
Restructuring and other charges	(3,626)	10,903	11,881	31,416
Amortization and write-down of goodwill and other intangible assets	18,223	177,139	33,333	232,041

Total costs and expenses	217,527	409,654	431,742	714,102

Operating income (loss)	38,518	(144,355)	53,416	(179,045)

Other income (expense), net	1,538	1,989	2,569	(12,070)
Minority interest in net (income) loss in subsidiary	(836)	327	(1,128)	492

Income (loss) before income taxes	39,220	(142,039)	54,857	(190,623)
Income tax expense	(17,275)	(811)	(23,842)	(5,663)

Net income (loss)	$21,945	$(142,850)	$31,015	$(196,286)

Net income (loss) per share:
Basic	$0.09	$(0.60)	$0.13	$(0.82)

Diluted	$0.09	$(0.60)	$0.12	$(0.82)

Shares used in per share computation:
Basic	249,357	238,898	246,859	238,555

Diluted	253,068	238,898	250,614	238,555

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

	Three Months Ended June 30,
	2004	2003
Statement of Operations Reconciliation

(in thousands)

Net income (loss) on a GAAP basis	$21,945	$(142,850)
Amortization and write-down of intangible assets	18,223	177,139
Stock-based compensation expense resulting from acquisitions	530	1,571
Restructuring and other charges	(3,626)	10,903
Net gain/loss on investments	336	—

Net income (loss) on a non-GAAP basis	$37,408	$46,763

Statement of Operations Reconciliation per Share

(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.09	$(0.60)
Amortization and write-down of intangible assets	0.07	0.73
Stock-based compensation expense resulting from acquisitions	0.00	0.01
Restructuring and other charges	(0.01)	0.05
Net gain/loss on investments	0.00	—

Diluted net income (loss) per share on a non-GAAP basis	$0.15	$0.19

Shares used in calculation of net income (loss)—GAAP	249,357	238,898
Shares used in calculation of net income (loss)—non-GAAP	253,068	241,696

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions.

Management believes that this non-GAAP financial data supplements our GAAP financial by providing investors with additional information which allows them to have a clearer picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

	Six Months Ended June 30,
	2004	2003
Statement of Operations Reconciliation

(in thousands)

Net income (loss) on a GAAP basis	$31,015	$(196,286)
Amortization and write-down of intangible assets	33,333	232,041
Stock-based compensation expense resulting from acquisitions	928	5,829
Restructuring and other charges	11,881	31,416
Net gain/loss on investments	3,644	16,541

Net income (loss) on a non-GAAP basis	$80,801	$89,541

Statement of Operations Reconciliation per Share

(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.12	$(0.82)
Amortization and write-down of intangible assets	0.13	0.97
Stock-based compensation expense resulting from acquisitions	0.00	0.02
Restructuring and other charges	0.05	0.13
Net gain/loss on investments	0.02	0.07

Diluted net income (loss) per share on a non-GAAP basis	$0.32	$0.37

Shares used in calculation of net income (loss)—GAAP	246,859	238,555
Shares used in calculation of net income (loss)—non-GAAP	250,614	240,437

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain or loss on the sale of investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions.

Management believes that this non-GAAP financial data supplements our GAAP financial by providing investors with additional information which allows them to have a clearer picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30, 2004				Three Months Ended June 30, 2003
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP
Revenues	$256,045	$—		$256,045	$265,299	$—		$265,299

Costs and expenses:
Cost of revenues	102,235	(50	)(a)	102,185	115,589	(47	)(a)	115,542
Sales and Marketing	46,847	(58	)(a)	46,789	50,515	(1,187	)(a)	49,328
Research and development	15,253	(344	)(a)	14,909	13,253	(330	)(a)	12,923
General and administrative	38,595	(78	)(a)	38,517	42,255	(7	)(a)	42,248
Restructuring and other charges	(3,626)	3,626	(b)	—	10,903	(10,903	)(b)	—
Amortization and write-down of goodwill and other intangible assets	18,223	(18,223	)(c)	—	177,139	(177,139	)(c)	—

Total costs and expenses	217,527	(15,127)		202,400	409,654	(189,613)		220,041

Operating income (loss)	38,518	15,127		53,645	(144,355)	189,613		45,258

Other income (expense), net	1,538	336	(e)	1,874	1,989	—		1,989
Minority interest in net (income) loss of subsidiary	(836)	—		(836)	327	—		327

Income (loss) before income taxes	39,220	15,463		54,683	(142,039)	189,613		47,574

Income tax expense	(17,275)	—		(17,275)	(811)	—		(811)

Net income (loss)	$21,945	$15,463		$37,408	$(142,850)	$189,613		$46,763

Net income (loss) per share:

Basic	$0.09			$0.15	$(0.60)			$0.20

Diluted	$0.09			$0.15	$(0.60)			$0.19

Shares used in per share computation:

Basic	249,357			249,357	238,898			238,898

Diluted	253,068			253,068	238,898	2,798	(d)	241,696

Notes:

(a)	Stock-based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization and write-down of acquired goodwill and intangible assets
(d)	Dilutive stock options
(e)	Net gain/loss on investments

Management believes that this pro forma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the pro forma information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Six Months Ended June 30, 2004				Six Months Ended June 30, 2003
	Reported	Non-GAAP Entries		Non-GAAP	Reported	Non-GAAP Entries		Non-GAAP
Revenues	$485,158	$—		$485,158	$535,057	$—		$535,057
Costs and expenses:
Cost of revenues	193,717	(69	)(a)	193,648	231,418	(94	)(a)	231,324
Sales and Marketing	87,017	(78	)(a)	86,939	103,077	(5,061	)(a)	98,016
Research and development	31,960	(679	)(a)	31,281	27,030	(660	)(a)	26,370
General and administrative	73,834	(102	)(a)	73,732	89,120	(14	)(a)	89,106
Restructuring and other charges	11,881	(11,881	)(b)	—	31,416	(31,416	)(b)	—
Amortization and write-down of goodwill and other intangible assets	33,333	(33,333	)(c)	—	232,041	(232,041	)(c)	—

Total costs and expenses	431,742	(46,142)		385,600	714,102	(269,286)		444,816

Operating income (loss)	53,416	46,142		99,558	(179,045)	269,286		90,241
Other income (expense), net	2,569	3,644	(e)	6,213	(12,070)	16,541	(e)	4,471
Minority interest in net (income) loss of subsidiary	(1,128)	—		(1,128)	492	—		492

Income (loss) before income taxes	54,857	49,786		104,643	(190,623)	285,827		95,204
Income tax expense	(23,842)	—		(23,842)	(5,663)	—		(5,663)

Net income (loss)	$31,015	$49,786		$80,801	$(196,286)	$285,827		$89,541

Net income (loss) per share:
Basic	$0.13			$0.33	$(0.82)			$0.38

Diluted	$0.12			$0.32	$(0.82)			$0.37

Shares used in per share computation:
Basic	246,859			246,859	238,555			238,555

Diluted	250,614			250,614	238,555	1,882	(d)	240,437

Notes:

(a)	Stock-based compensation expense resulting from acquisitions
(b)	Restructuring and other charges
(c)	Amortization and write-down of acquired goodwill and intangible assets
(d)	Dilutive stock options
(e)	Net gain/loss on investments

Management believes that this pro forma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a more clear picture of the company’s core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the pro forma information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flow from operating activities:
Net income (loss)	$31,015	$(196,286)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	42,977	59,185
Amortization and impairment of other intangible assets and goodwill	33,333	232,041
Provision for doubtful accounts	329	5,412
Non-cash restructuring and other charges	13,436	9,260
Net loss on sale and impairment of investments	3,667	16,541
Minority interest in net income (loss) of subsidiary	1,129	(492)
Deferred income taxes	25,345	3,334
Amortization of stock-based compensation	1,467	5,829
Changes in operating assets and liablilities:
Accounts receivable	(14,093)	27,590
Prepaid expenses and other current assets	(3,303)	(6,853)
Accounts payable and accrued liabilities	(37,254)	7,609
Deferred revenue	47,857	17,953

Net cash provided by operating activities	145,905	181,123

Cash flow from investing activities:
Purchases of investments	(95,086)	(163,207)
Proceeds from maturities and sales of investments	143,246	150,796
Purchases of property and equipment	(35,383)	(50,098)
Cash paid for business combinations, net of cash acquired	(246,356)	—
Merger related costs	(2,664)	(4,925)
Other assets	(34)	(1,500)

Net cash used in investing activities	(236,277)	(68,934)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	25,910	10,853
Proceeds from sale of stock into consolidated subsidiary	778	—
Repayment of debt	(2,850)	(4,915)

Net cash provided by financing activities	23,838	5,938

Effect of exchange rate changes	(981)	(2,789)

Net increase (decrease) in cash and cash equivalents	(67,515)	115,338
Cash and cash equivalents at beginning of period	393,787	282,288

Cash and cash equivalents at end of period	$326,272	$397,626